LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY FUNDS

                       DISTRIBUTION AND SERVICES AGREEMENT

                                   SCHEDULE A

The Classes and Series of Lehman Brothers Institutional Liquidity Funds currently subject to this Agreement are as follows:

PREMIER CLASS

Government Portfolio
Government Reserves Portfolio
Money Market Portfolio
Municipal Portfolio
Prime Portfolio
Tax-Exempt Portfolio
Treasury Portfolio
Treasury Reserves Portfolio

SERVICE CLASS

Government Portfolio
Government Reserves Portfolio
Money Market Portfolio
Municipal Portfolio
Prime Portfolio
Tax-Exempt Portfolio
Treasury Portfolio
Treasury Reserves Portfolio



Dated:  July 29, 2007